Exhibit 11.1

EXHIBIT

AUDITORS’ CONSENTS

Consent of Independent Registered Public Accounting Firms

We hereby consent to the use of our report dated June 29, 2020 on the consolidated financial statements of Friendable, Inc. as of December 31, 2019 and for the year then ended included in the Regulation A Offering Circular of Friendable, Inc. on Form 1-A, and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 22, 2021

We hereby consent to the use in this Offering Circular on Form 1-A of Friendable, Inc. of our report dated June 29, 2020, related to the consolidated financial statements of Friendable, Inc. as of December 31, 2018 and 2017 and for the years then ended. Our report on the consolidated financial statements included an explanatory paragraph expressing substantial doubt regarding Friendable, Inc.’s ability to continue as a going concern.

Yours truly,

MANNING ELLIOTT LLP

/s/ Manning Elliott LLP

Chartered Professional Accountants

Vancouver, Canada

January 22, 2021